                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

         This Agreement is made by and between LifeQuest Medical, Inc. (the "Company"), a Delaware corporation, and William H. Bookwalter ("Employee").

                                   ARTICLE 1
                             COMPENSATION AND TERM

         1.01 Basic Compensation. As compensation for the services to be rendered hereunder, the Company shall pay Employee a salary of $8,333 per month ("Base Salary"), which shall be payable in at least monthly installments during the term of this Agreement. Employee shall also be entitled to receive cash commissions upon the terms set forth in Section 1.02 below.

         In addition, the Company, Inc. ("LifeQuest") and the Employee have entered into a Non-Qualified Stock Option Agreement of even date herewith pursuant to which LifeQuest has granted to Employee non-qualified stock options to receive up to 60,000 shares of Common Stock, $.001 par value ("Common Stock"), of the Company, Inc. upon the terms and conditions set forth in such agreement.

         1.02 Commission. As additional compensation for the services to be rendered hereunder, the Company shall pay Employee, within 30 days after the end of each fiscal quarter in which Employee is employed by the Company, a commission equal to 2% of Gross Annual Profit during the preceding calendar quarter, beginning with the calendar quarter ending December 31, 1997.

         For the purpose of calculating Employee's commission, "Gross Annual Profit" shall mean the gross profit of the Company on sales of "WHB Products" sold during each 12-month period during the term of this Agreement beginning with the 12-month period ending September 30, 1998, as determined according to generally accepted accounting principles but excluding commissions. The term "WHB Products" as used herein shall mean those general surgical products (excluding minimally invasive surgical products) and repair services sold or initiated by Employee or any of the Company's sales force under the management of Employee located in the States of Maine, Vermont, New Hampshire, Connecticut, Massachusetts, Rhode Island, New York, New Jersey, Virginia and such other states as the Company, in its sole discretion, may designate from time to time.

         1.03 Term. Subject to earlier termination pursuant to Article 5 hereof, this Agreement shall have a term commencing as of the execution date of this Agreement and ending on September 30, 2000.

                                   ARTICLE 2
                               DUTIES OF EMPLOYEE

         2.01 Duties. The Company hereby employs Employee to serve as Vice President of the Company and General Manager of the W.H. Bookwalter business operations of the Company, or in such other capacities as the Board of the Company may direct from time to time, reporting directly to the Chief Executive Officer of the Company, and Employee agrees to perform the duties of such office as set forth in the bylaws of the Company or as the Board of the Company may direct from time to time.

         2.02 Other Activities. During the term of this Agreement Employee shall devote his full-time efforts to his duties hereunder.

                                   ARTICLE 3
                               EMPLOYEE BENEFITS

         3.01 Medical and Dental Benefits. The Company agrees to include Employee in any hospital, surgical, medical, disability and dental benefit plan(s) that it or LifeQuest may adopt for their respective employees of the Company.


         3.02 Other Benefits. Employee shall be entitled to reasonable and customary holidays and other benefits that are generally made available to employees of the Company.

                                   ARTICLE 4
                           OBLIGATIONS OF THE COMPANY

         4.01     Office and Support Staff.  The Company shall provide
Employee with such support services as are reasonable to Employee's position or required for the performance of his duties.

                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT

         5.01 Termination by the Company for Cause. The Company may at its option terminate this Agreement for "Cause" (as hereinafter defined) by giving 10 days written notice of termination to Employee.

         The term "Cause" shall be limited to the occurrence of the following events, as determined by the Board of Directors of the Company in its reasonable judgment: (i) Employee breaches any of the terms of this Agreement, and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (ii) Employee is convicted of a felony;
(iii) Employee fails, after at least one written warning, to perform duties ordinarily and reasonably assigned to a vice president of the Company (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to LifeQuest or one of its subsidiaries (the Company and





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LifeQuest and all of their affiliates and subsidiaries are hereinafter collectively referred to as the "LifeQuest Parties") subject to any applicable limitations and procedures contained in the Company's Employee Handbook; (v) Employee commits fraud or theft of personal or the LifeQuest Parties' property from any of the LifeQuest Parties' premises; (vi) Employee falsifies any of the LifeQuest Parties' documents or records; (vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on any of the LifeQuest Parties' premises; (viii) Employee engages in sexual harassment;
(ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on any of the LifeQuest Parties' premises; or (x) Employee intentionally violates state, federal or local laws and regulations.

         5.02 Termination on Grounds Other Than for Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

         (a) The occurrence of circumstances that make it impossible or impracticable for the business of the Company to be continued.

         (b)      The death of Employee.

         (c)      The loss of legal capacity by Employee.

         (d)      Insolvency of the Company.

         (e) The continued incapacity on the part of Employee, in the reasonable opinion of the Company, to perform his duties for a continuous period of 60 days, unless waived by the Company and a reasonable determination by the Company that Employee has not performed his duties during such period.

         5.03 Option to Terminate if Employee Permanently Disabled. If Employee becomes permanently disabled because of sickness, physical or mental disability, or any other reason, so that it reasonably appears that Employee will be unable to perform the essential aspects of his duties under this Agreement, the Company shall have the option to terminate this Agreement immediately by giving written notice of termination to Employee.

         5.04 Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified in it, pursuant to Section 5.01, 5.02 or 5.03, Employee shall be entitled to the basic compensation earned by Employee under Section 1.01 to the date of termination as provided in the Agreement, computed pro rata up to and including that date, and 2.0% of Adjusted Gross Profit, if any, from the preceding October 1, to the date of termination, and Employee shall be entitled to no further compensation, including any compensation under Section 1.02 or 1.03, after the date of such termination.





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                                   ARTICLE 6
                       PROPRIETARY PROPERTY; CONFIDENTIAL
                          INFORMATION; NON-COMPETITION

         6.01 Duties. Employee understands and agrees that during the term of this Agreement Employee's duties will include the conception and development of valuable technology during the course and scope of employment, to be collectively referred to in this Agreement as "Proprietary Information".

         6.02 Ownership. Employee understands and agrees that Company shall own all right, title and interest in and to all Proprietary Information created within the scope of Employee's employment. In the case of works authored or created by Employee, such works are considered a "work made for hire" under 17 United States Code Section 101. All information and technology, if any, created by Employee prior to his employment with the Company, and in which Employee claims ownership, is shown in Schedule 6.2 attached hereto, and shall not be included in the Proprietary Information.

         6.03 Notice and Assistance. Employee shall give adequate written notice to the Company as soon as practicable of all Proprietary Information created by Employee during Employee's employment with the Company, assist the Company in evaluating the Proprietary Information for patent, trade secret and copyright protection and sign all documents and do all things necessary at the expense of the Company to assist the Company in the protection, development, marketing or transfer of such Proprietary Information.

         6.04 Assignment. Employee hereby assigns and agrees to assign all right, title and interest in and to such Proprietary Information to the Company or its nominee. At the request of the Company, whether during or after the termination of Employee's employment, Employee shall timely execute or join in executing all papers or documents required for the filing of patent applications and copyright registrations in the United States of America and such foreign countries as the Company may in its sole discretion select, and shall assign all such patent applications and copyrights to the Company or its nominee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent applications and copyright registrations, including drawings, specifications, and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect or maintain the rights of the Company or its nominee in the inventions, patent applications, Letters Patent and copyrights in accordance with the spirit of this Agreement.

         6.05 Confidential Information. Employee agrees to keep confidential (i) all Proprietary Information, and (ii) all other information protected by any of the LifeQuest Parties as trade secrets during the term of this Agreement (including any leaves of absence) and will neither use nor disclose the confidential information without written authorization by the applicable LifeQuest Party for ten years thereafter. For the purposes of this Agreement, such confidential information shall include information set forth in any application for Letters Patent unless and until such information is ultimately published. The Company and Employee mutually agree that the following types of information shall not be protected by this Agreement:





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         (a)      Information already in the public domain at the time
   Employee received it;

         (b) Information which although disclosed in confidence to Employee is later disseminated by the Company into the public domain;

         (c) Information which although received in confidence by Employee is subsequently disseminated into public domain by a third party who has not breached any duty to any other party in disseminating such information; and

         (d) Information given by any of the LifeQuest Parties in confidence to Employee which Employee is expressly authorized in writing by the applicable LifeQuest Party to use or disclose thereafter.

Employee also understands and agrees that he will maintain in confidence all information known to him by reason of his employment even if such information is included in a redacted deposit of a work filed with an application for copyright registration, if such deposit has been abridged in order to protect the confidentiality of the information deposited with the Copyright Office.
For purposes of this Agreement, a trade secret "...may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it. It may be a formula for a chemical compound, a process of manufacturing, trading or preserving materials, a pattern for machine or other device, or a list of customers..." as commonly interpreted by the courts of the State of Texas. Upon the termination of this Agreement, regardless of how such termination may be brought about, Employee shall deliver to the Company any and all documents, instruments, notes, papers or other expressions or embodiments of Proprietary Property or confidential information which are in Employee's possession or control.

         6.06 Fiduciary Relationship. Employee, by virtue of his high position of trust and reliance on him by the LifeQuest Parties, understands that Employee enjoys a fiduciary relationship with the LifeQuest Parties in carrying out his obligations under this Article 6. Accordingly, Employee agrees to honor his obligations under this Agreement by conducting himself with the highest degree of fairness and trust toward the LifeQuest Parties.

         6.07 Customer Lists; Non-Solicitation. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that for a period of one year following the termination of this Agreement for any reason other than an occurrence of an event described in the provisions of Sections 5.02(a) and 5.02(d) herein, Employee shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of any of the LifeQuest Parties, or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of any of the LifeQuest Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of any of the LifeQuest Parties.





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



         6.08     Covenants Independent.  The covenants contained in Section
6.07 of this Agreement will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by Employee against the Company will not constitute a defense to the enforcement by the Company of said provisions. Employee understands that the provisions contained in Section 6.07 are essential elements of the employment of Employee and, but for the agreement of Employee to Section 6.07, the Company would not have agreed to enter into this Agreement. Employee has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Section 6.07 with specific regard to the nature of the business conducted by the Company and Employee acknowledges that Section
6.07 is reasonable in all respects.

         6.09 Equitable Relief. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Article 6 of this Agreement, Employee acknowledges that the LifeQuest Parties will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, any of the LifeQuest Parties shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that any of the LifeQuest Parties may have under this Agreement or at law or in equity, including, without limitation, the right to sue for damages.

                                   ARTICLE 7
                               GENERAL PROVISIONS

         7.01 Notices. All notices or other communications required under this Agreement may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or mailed to the parties at their respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee.

         7.02 Entirety of Agreement. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Employee by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to such employment.

         7.03 Arbitration. Except for the provisions of Section 6 of this Agreement, with respect to which the Company expressly reserves the right to petition a court directly for injunctive and other relief, any controversy of any nature whatsoever, including, but not limited to, tort claims or contract disputes between the parties to this Agreement or between Employee, his heirs, executors, administrators, legal representatives, successors and assigns, and the LifeQuest Parties and their affiliates arising out of or related to this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party





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(or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

         7.04 Governing Law; Venue. This Agreement shall be subject to and governed by the laws of the State of Texas. Non-exclusive venue for any action permitted hereunder shall be proper in San Antonio, Bexar County, Texas, and Employee hereby consents to such venue.

         7.05 Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee's rights under this Agreement are not assignable and any attempted assignment thereof shall be null and void.

         7.06 Headings. The headings of sections and subsections of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision of this Agreement or of the Agreement itself.

         7.07 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.08 Waiver. The waiver by any party of a breach of any provision hereof shall not be deemed to constitute the waiver of any prior or subsequent breach of the same provision or any other provisions hereof. Further, the failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement unless such party expressly waives such provision pursuant to a written instrument which refers to this Agreement and is signed by such party.

         7.09 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

                 EXECUTED the      day of September, 1997.
                             ------

                                       LIFEQUEST MEDICAL, INC.


                                       By:
                                          -------------------------------------
                                          Herbert H. Spoon,
                                          President and Chief Executive Officer




                                          ------------------------------------
                                          William H. Bookwalter




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                                  SCHEDULE 6.2

                    PROPRIETARY PROPERTY CLAIMED BY EMPLOYEE




Proprietary Property Claimed:*
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*        None, if left blank